Exhibit 99.1
IsoPlexis Reports First Quarter 2022 Financial Results

First quarter 2022 revenue increased 52% over prior year period

BRANFORD, CONN., May 11, 2022 – IsoPlexis Corporation (Nasdaq: ISO), the Superhuman Cell Company, today reported financial results for the quarter ended March 31, 2022.

Recent Highlights

•Revenue of $4.9 million for the first quarter 2022, representing a 52% increase over the corresponding period of 2021

•Sold 25 new instruments in the first quarter, bringing the installed base to 234 total instruments

•Announced the transition to an integrated commercial and operational structure to streamline and support sustainable growth as well as extend cash runway to the second half of 2024

•Presented first-of-its-kind data on simultaneous single cell TCR profiling and highly-multiplexed functional proteomics at the American Association for Cancer Research (AACR) Annual Meeting

•Demonstrated milestones on Duomic platform, a unique single cell multiomic solution, and additionally, on CodePlex, an important innovation in the targeted proteomics field

•Appointed Eric Stewart as Chief Commercial Officer

“We started the year strong with revenue increasing 52% year over year, driven by growth of our installed base of IsoLight and IsoSpark instruments,” said Sean Mackay, Co-founder and CEO of IsoPlexis. “Importantly, we have reached a key milestone with the delivery of Duomic, the first ‘functional’ single cell novel multi-omic platform, to market as a service. Additionally, we have demonstrated solid progress with CodePlex, our uniquely targeted proteomics platform, with early studies published in premier research journals. This progress, coupled with our streamlined operations, increased productivity, and extended cash runway, lays the foundation for continued growth. We are well-positioned to execute on our platform roadmap.”

First Quarter 2022 Financial Results

Revenue was $4.9 million for the three months ended March 31, 2021, a 52% increase from $3.2 million for the three months ended March 31, 2021. These results were primarily driven by instrument placements and strong demand for the IsoSpark.

Gross margin was 52% for the first quarter of 2022, as compared to 51% for the corresponding prior year period.

Operating expenses were $30.7 million for the first quarter of 2022, a 103% increase from $15.1 million for the three months ended March 31, 2021. The increase in operating expenses was primarily driven by headcount expansion as we built out the commercial team and advanced development of our Duomic and Codeplex products. In mid-April, we streamlined our commercial and operational structure to better support sustainable growth.

Operating loss was $28.1 million for the first quarter of 2022, as compared to $13.5 million for the corresponding prior year period.

Net loss was $28.7 million for the first quarter of 2022, as compared to a net loss of $15.6 million for the corresponding prior year period.

Cash was $97.6 million as of March 31, 2022. In addition, we had $7.5 million of additional loan capacity in our credit facility.

2022 Guidance

IsoPlexis continues to expect full year 2022 revenue to be in the range of $26 million to $27 million, representing 51% to 56% growth over full year 2021.

Webcast Information

IsoPlexis will host a conference call to discuss the first quarter 2022 financial results before market open on Wednesday, May 11, 2022 at 5:30 am Pacific Time / 8:30 am Eastern Time. A webcast of the conference call can be accessed at http://investors.isoplexis.com. The webcast will be archived and available for replay for at least 90 days after the event.

About IsoPlexis

IsoPlexis is the Superhuman Cell company.

By leading the discovery and identification of how multi-functional immune— Superhuman— cells communicate and respond, IsoPlexis assists researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy.

IsoPlexis has been named Top Innovation or Design by The Scientist Magazine, Fierce, BIG Innovation, Red Dot and multiple others. The IsoPlexis platform is used globally by researchers, including those at the top 15 global pharmaceutical companies by revenue and at over 70% of leading U.S. comprehensive cancer centers.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, including our financial guidance, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “continuing,” “forward,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing; the implementation of our business model and strategic plans for our products and technologies; competitive companies and technologies and our industry; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to develop and commercialize new products; our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement; the performance of third party suppliers; our ability to hire and retain key personnel and to manage our future growth effectively; our ability to obtain additional financing in future offerings; the volatility of the trading price of our common stock; our expectations regarding use of proceeds from our initial public offering (“IPO”); the potential effects of government regulation; the impact of COVID-19 on our business; and our expectations about market trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section “Risk Factors” included in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, and our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
investors@isoplexis.com

Press Contact
press@isoplexis.com

IsoPlexis Corporation
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2022	2021
Revenue
Product revenue	$4,454	$2,927
Service revenue	457	307
Total revenue	4,911	3,234
Cost of product revenue	2,329	1,550
Cost of service revenue	27	24
Gross profit	2,555	1,660
Operating expenses:
Research and development expenses	7,133	3,674
General and administrative expenses	11,476	4,378
Sales and marketing expenses	12,043	7,074
Total operating expenses	30,652	15,126
Loss from operations	(28,097)	(13,466)
Other income (expense):
Interest expense, net	(986)	(743)
Other income (expense), net	358	(1,350)
Net loss	$(28,725)	$(15,559)
Accrued dividends on preferred stock	—	(3,276)
Net loss attributable to common stockholders	(28,725)	(18,835)
Basic and diluted net loss per common share	$(0.74)	$(8.81)
Weighted-average common shares outstanding—basic and diluted	39,037,528	2,137,624

IsoPlexis Corporation
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$97,608	$126,566
Accounts receivable, net	3,937	4,100
Inventories, net	34,504	24,299
Prepaid expenses and other current assets	3,241	3,478
Total current assets	139,290	158,443
Property and equipment, net	9,610	5,778
Intangible assets, net	20,750	21,008
Operating lease right-of-use assets	5,338	—
Other assets	1,124	2,243
Total assets	$176,112	$187,472
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,239	$4,839
Accrued expenses and other current liabilities	6,828	7,827
Deferred revenue	846	915
Total current liabilities	17,913	13,581
Long-term operating lease obligations	4,598	—
Long-term debt	38,902	31,646
Total liabilities:	61,413	45,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,043,119 and 39,036,010 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	39	39
Additional paid-in capital	277,358	276,179
Accumulated deficit	(162,698)	(133,973)
Total stockholders’ equity	114,699	142,245
Total liabilities and stockholders’ equity	176,112	187,472